Exhibit 99.3




                  DEFEASANCE TRUST AND SECURITY AGREEMENT


         Trust and Security Agreement dated as of June 13, 1997 among Talley Industries, Inc., a Delaware Corporation (the "Company"), Bank One, N.A. (formerly known as Bank One, Columbus, N.A.), as Trustee (the "Trustee"), and Bank One, N.A., as Custodian (the "Custodian").
                               WITNESSETH:

         WHEREAS, pursuant to the Indenture (the "Indenture") dated as of October 15, 1993 between the Company and the Trustee, the Company issued 12 1/4% Senior Discount Debentures Due 2005 (the "Debentures") in the aggregate principal amount of $126,555,000, $2,239,000 of which remains outstanding, and which Debentures are repayable in accordance with Schedule A; and

         WHEREAS, in order to permit the Company to exercise Covenant Defeasance (as defined in the Indenture) under and in accordance with Section 8.04 of the Indenture, the Company will advance the sums required to create an irrevocable trust to acquire and hold certain securities which shall be used for the purpose of satisfying the Company's obligations in respect of the Debentures; and

         WHEREAS, the Trustee has full power and authority to execute this Agreement and to accept the trust imposed upon it;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                ARTICLE 1

                   APPOINTMENT OF TRUSTEE AND CUSTODIAN


        Section 1.01. Appointment of Trustee and Custodian. The Company hereby appoints Bank One, N.A., a national banking association, as Trustee hereunder, and the Trustee accepts the trust created by this Agreement upon the terms and conditions hereof. The Company hereby appoints Bank One, N.A., a national banking association, as Custodian hereunder, and the Custodian accepts the custodianship created by this Agreement upon the terms and conditions hereof.








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                                ARTICLE 2

                             THE TRUST ESTATE


         Section 2.01. Assignment of Rights and Interests. There is hereby created and established with the Trustee an irrevocable trust (the "Trust") to be held by the Trustee separate and apart from all other assets of the Company or the Trustee. The Company hereby irrevocably transfers and assigns to the Trustee all the Company's right, title and interest in the U.S. Government Securities (as defined in Section 2.03) described in Schedule B hereto and the right to receive payments of interest thereon and payments of the principal thereof at maturity, such transfer to be effected by (i) the crediting of such U.S. Government Securities to a Participant's Securities Account, within the meaning of 31 C.F.R. Section 357.2, of the Custodian maintained at a Federal Reserve Bank as part of the Treasury/Reserve Automated Debt Entry System and (ii) the crediting by the Custodian of such U.S. Government Securities to the Collateral Account (as defined below). The Custodian hereby agrees to maintain in a Participant's Securities Account of the Custodian maintained at a Federal Reserve Bank a credit of U.S. Government Securities corresponding to each of the U.S. Government Securities credited from time to time to the Collateral Account and to treat the Trustee as entitled to exercise all rights in connection with such U.S. Government Securities. The securities held in trust hereunder and said payments as received by the Trustee or as thereafter invested by the Trustee are hereinafter referred to as the "Trust Estate."

         Section 2.02. Purpose of Trust. The Trust is established for the purpose of securing the Company's obligations in respect of the Debentures. The Trust Estate will be used to pay when due the principal of, the premium (if any) and interest on all outstanding Debentures in accordance with Schedule A hereto. Except as provided in this Article or in Section 4.02, the Trust Estate shall not be used for any other purposes.

         Section 2.03. Administration of Trust Estate. As part of the Trust Estate there shall be established by the Custodian a collateral account (the "Collateral Account") in the name of the Trustee to which there shall be credited as and when received by the Custodian on behalf of the Trustee, U.S. Government Securities and interest on the securities in the Trust Estate and payments of the principal amount of such securities upon their maturity. Moneys so deposited in the Collateral Account shall be applied by the Trustee in the following order:

         (a) Timely transmittal to Bank One, N.A., or its successors, as paying agent, of funds in accordance with Schedule A hereto. Said transmittals will be made to the paying agent at its office at 100 Broad Street, Columbus, Ohio 43271, in good funds on the interest and principal payment dates.


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         (b)    At any time during the existence of the Trust created
     hereby, such part of the property held hereunder which is cash and which is not at the time needed for the making of any payments in accordance with this Agreement shall, to the extent practicable, be invested by the Trustee in U.S. Government Securities as directed in writing by the Company which provide for payments in respect of interest thereon and the principal thereof at such times and in such amounts as, together with the scheduled payments of interest on and principal of any other property held by the Trustee hereunder, will enable the Trustee to make the payments to be made by the Trustee in accordance with this Agreement; provided that, if the Trustee is unable to make any such investment, the Trustee may hold such property in the form of cash until needed for the making of payments hereunder. The Trustee shall have no liability with respect to any loss arising from investments made in accordance with this Section 2.03(b).

         "U.S. Government Securities" means non-redeemable Treasury bonds, bills and notes (including without limitation, STRIPS), or securities entitlements in respect thereof, that are book-entry securities, within the meaning of 31 C.F.R. Section 357.2, and are credited to a Participant's Security Account (as defined in 31 C.F.R. Section 357.2) of the Custodian at a Federal Reserve Bank, which Participant's Security Account is part of the Treasury/Reserve Automated Debt Entry System.

         Section 2.04.  Securities Intermediary's Jurisdiction.   The
     Company, the Custodian and the Trustee hereby agree that for all purposes hereof (including for purposes of 31 C.F.R. Section 357.11(b) and Section 8-110(e) of Revised Article 8 (as defined in 31 C.F.R. Section 357.2) the "securities intermediary's jurisdiction" (within the meaning of such Section 8-110(e)) in respect of the Collateral Account is the State of New York. The Trustee and the Custodian each hereby represents that it has not entered into, and hereby agrees that it will not enter into, any agreement specifying any jurisdiction other than the State of New York as its jurisdiction for purposes of 31 C.F.R. Section 357.11 or Revised Article 8 (as defined in 31 C.F.R. Section 357.2) in connection with the Collateral Account.

         Section 2.05.  Transfer for Value.   The parties hereto
     intend that the transfer of the U.S. Government Securities by the Company to the Trustee contemplated by Section 2.01 constitutes a completed transfer for value and, accordingly, that the transferred U.S Government Securities are intended no longer to be an asset of the Company. In case, however, it should be determined that such an outright transfer is not effected, the Company hereby assigns and pledges to the Trustee for the benefit of the holders from time to time of the Debentures, and grants to the Trustee for the benefit of the holders from time to time of the Debentures, security interests in the U.S. Government
     Securities transferred by the Company to the Trustee pursuant to
     Section 2.01, all other U.S. Government Securities transferred to or


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     acquired by the Trustee hereunder, all cash, securities or other property from time to time held in the Collateral Account and all of its rights and privileges with respect thereto, and all income and profits thereon, and all interest, dividends and other distributions with respect thereto, and all proceeds of the foregoing.


                                ARTICLE 3

                      THE TRUSTEE AND THE CUSTODIAN


         Section 3.01. Limitations on Liability. (a) The duties and obligations of the Trustee and the Custodian shall be determined solely by the express provisions of this Agreement, and neither the Trustee nor the Custodian shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. The liability of the Trustee for the payment of the principal of and interest on the Debentures shall be limited to the application of the securities (including the interest thereon), cash and other property in the Trust Estate. This Agreement does not substitute the Trustee as the obligor on the Debentures.

         (b) Each of the Trustee and the Custodian may rely, and shall be protected in acting or refraining from acting in reliance, upon any direction, certificate, statement or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.

         (c) Each of the Trustee and the Custodian may consult with counsel or other experts and any opinion of such counsel or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel or other experts.

         (d) Neither the Trustee nor the Custodian shall be liable for any actions taken, suffered or omitted by it and believed by it to be authorized or within its duties or powers conferred upon it by this Agreement so long as the Trustee or the Custodian, as the case may be, is not acting in bad faith or with gross negligence. The Company agrees to indemnify the Trustee and the Custodian and hold them harmless from and against any and all costs, expenses or liabilities (including, without limitation, reasonable counsel fees and settlement costs) they may suffer or incur in connection with this Agreement, except for those caused by its own gross negligence or bad faith. The obligations of the Company to indemnify the Trustee and the Custodian pursuant to this paragraph shall survive the termination of this Agreement.





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         (e)    The Trustee may execute any of the trusts or powers
     hereunder and perform any duty hereunder and exercise any right hereunder either directly or by or through its agents or attorneys. The Custodian may execute any of the powers hereunder and perform any duty hereunder and exercise any right hereunder either directly or by or through its agents or attorneys.

         (f) Neither the Trustee nor the Custodian shall have any duty with respect to amounts payable to it in respect of the Trust Estate other than to receive them and to apply the amounts actually received in accordance with this Agreement. Neither the Trustee nor the Custodian shall be obliged to take legal action to enforce the payment obligations of the issuers of the securities in the Trust Estate or of the obligors in respect of any investment made by the Trustee in accordance with Section
     2.03. Neither the Trustee nor the Custodian shall be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof. Neither the Trustee nor the Custodian shall be liable for the accuracy of the calculations as to the sufficiency of the Trust Estate to pay the Debentures or for any resulting deficiencies in the amounts available in the Trust Estate to pay the Debentures.

         (g) It shall be no part of the duty of the Trustee or the Custodian to see to any filing, recording or registration of this Agreement or of any agreement amendatory or supplemental hereto or of any instrument of assignment, conveyance or further assurance, or to the payment of any taxes, fees or charges in connection therewith, or to give any notice with respect thereto or to inquire or see to the payment of, or be under any duty in respect of, any tax or assessment or other governmental charge which may be levied or assessed on the Trust Estate or any part thereof or against the Company.

         (h) Neither the Trustee nor the Custodian shall be required to post any bond or other security in connection with its duties hereunder.

         Section 3.02. Resignation of Trustee and Custodian. Each of the Trustee and the Custodian may at any time resign and be discharged from the trust hereby created by giving notice to the Company and the Company shall upon receipt of such notice of resignation promptly appoint a successor trustee or custodian, as the case may be. Each of the Trustee's and Custodian's resignation shall take effect 30 days after the mailing of the notice of resignation, unless previously a successor trustee or custodian, as the case may be, shall have been appointed and shall have accepted such appointment, in which event such resignation shall take effect immediately upon the acceptance by such successor trustee or custodian, as the case may be. Any successor trustee or custodian appointed as provided in this
     Section 3.02 shall execute, acknowledge and deliver to the Company an instrument accepting such appointment hereunder, and



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     thereupon such successor trustee or custodian shall
     become vested with all the trusts, rights, titles, interests, powers, duties and obligations with respect to the Trust Estate of its predecessor hereunder, with like effect as if originally named as trustee or custodian, as the case may be, herein; and the trustee or custodian so ceasing to act shall duly assign, convey and deliver to such successor trustee or custodian, as the case may be, all of the Trust Estate held by the Trustee or the Custodian so ceasing to act.

         Section 3.03. Compensation of the Trustee and the Custodian. In consideration of the services rendered by the Trustee under this Agreement, the Company agrees to and shall pay to the Trustee compensation as agreed from time to time between the Trustee and the Company. In consideration of the services rendered by the Custodian under this Agreement, the Company agrees to and shall pay to the Custodian compensation as agreed from time to time between the Custodian and the Company.


                                ARTICLE 4

                              MISCELLANEOUS


         Section 4.01. Representations and Warranties. (a) The Company represents and warrants that the execution and consummation of this Agreement are within its corporate authority and have been duly authorized by proper corporate proceedings, and the compliance by the Company with all of the provisions of this Agreement will not conflict with or violate any laws or regulations to which the Company is subject or which apply to it, or any agreement or instrument to which the Company is a party (including, without limitation, the Indenture), or result in the creation of imposition of any lien, charge or encumbrance upon any of the assets of the Company other than the lien created hereby, or result in the acceleration of maturity of any obligation of the Company; and no consent, authorization or order of any court or governmental agency (other than credits to a Participant's Securities Account of the Custodian to be made by a Federal Reserve Bank in connection with the transfer of U.S. Government Securities and securities entitlements in respect thereof) is required for the consummation of the transactions contemplated hereby.

         (b) Each of the Trustee and the Custodian represents and warrants that the execution and consummation of this Agreement are within its corporate authority and have been duly authorized by proper corporate proceedings, and the compliance by the Trustee or the Custodian, as the case may be, with all of the provisions of this Agreement will not conflict with or violate any laws or regulations to which the Trustee or the Custodian, as the case may be, is subject or which apply to it, or any agreement



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     or instrument to which the Trustee or the Custodian, as the case may be, is a party (including, without limitation, the Indenture), or result in the creation of imposition of any lien, charge or encumbrance upon any of the assets of the Trustee or the Custodian, as the case may be, or result in the acceleration of maturity of any obligation of the Trustee or the Custodian, as the case may be;
     and no consent, authorization or order of any court or governmental agency (other than credits to a Participant's Securities Account of the Custodian to be made by a Federal
     Reserve Bank in connection with the transfer of U.S. Government Securities and securities entitlements in respect thereof) is required for the consummation of the transactions contemplated hereby.

         (c)    The Custodian further represents and warrants that
     (i) it is (A) a Participant (as defined in 31 C.F.R. Section 357.2) in respect of Book-entry Securities (as so defined) held through the Treasury/Reserve Automated Debt Entry System ("TRADES") (as so defined) with a Participant's Securities Account (as so defined) at a Federal Reserve Bank (the "FRB") and (B) a "securities intermediary" within the meaning of 31 C.F.R. Section 357.2 and Revised Article 8 (as defined in 31 C.F.R. Section 357.2), and (ii) the Collateral Account is a "securities account" within the meaning of Section 8-501(a) of Revised
     Article 8.

         Section 4.02. Termination. This Agreement shall terminate upon receipt by the Trustee of evidence satisfactory to it that the Company has discharged its obligations under the Indenture, whether by payment in full of all of the Debentures or otherwise. Upon termination of this Agreement, any securities or funds remaining in the Trust Estate shall be promptly transferred to the Company.

         Section 4.03.  Governing Law.  This Agreement shall be
     governed by and construed in accordance with the laws of the State of New York.

         Section 4.04. Notices. (a) All instructions, notices or other communications shall be given by mail, addressed as follows:
                     In the case of the Trustee:

                     Bank One, N.A.
                     100 Broad Street
                     Columbus, Ohio  43271-0181
                     Attention: Corporate Trust Administration










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                     In the case of the Custodian:

                     Bank One, N.A.
                     100 Broad Street
                     Columbus, Ohio 43271-0181
                     Attention: Corporate Trust Administration

                     In the case of the Company:

                     Talley Industries, Inc.
                     2702 North 44th Street
                     Phoenix, Arizona 85008
                     Attention: Daniel R. Mullen, Treasurer

         (b) At least 30 days but not more than 60 days prior to October 15, 1998, the Trustee shall mail by first class mail to each holder of the Debentures, at the Company's expense, a notice of redemption pursuant to Section 3.03 of the Indenture.






































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         IN WITNESS WHEREOF, the parties hereto have each caused
     this Agreement to be executed by their duly authorized officers as of the date first above written.

                                TALLEY INDUSTRIES, INC.


                                By: s/s  Daniel R. Mullen
                                   ---------------------------------
                                Name:  Daniel R. Mullen
                                Title: Vice President and Treasurer


                                BANK ONE, N.A., A NATIONAL BANKING
                                  ASSOCIATION, as
                                  Trustee


                                By: s/s  Jeffery L. Eubank
                                   ---------------------------------
                                Name:  Jeffery L. Eubank
                                Title: Authorized Signatory


                                BANK ONE, N.A., A NATIONAL BANKING
                                  ASSOCIATION, as
                                  Custodian


                                By: s/s  Jeffery L. Eubank
                                   ---------------------------------
                                Name:  Jeffery L. Eubank
                                Title: Authorized Signatory























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                                                          Schedule A





     Remit to: Bank One, N.A., or its successors, as paying agent

                    Ref: Talley Industries, Inc.
                         12-1/4% Senior Discount Debentures due 2005
                         Principal and Interest

     Remit in "fed funds" the following amounts on October 15, 1998:

                   Face Amount                $2,239,000.00
                   Redemption Premium            137,138.75
                                              -------------
                   Total                      $2,376,138.75
                                              =============




































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                                                            Schedule B





                      Treasury Securities Purchased




               Type:               U.S. Treasury Coupon STRIPS

               Maturity:           8/15/98

               Face Amount:        $2.4 million

               Cusip #:            912833BY5